Calculation of Filing Fee Tables
S-4
Deschutes Parent, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.001 per share	Other	25,000,000		$ 120,750,000.00	0.0001381	$ 16,675.58
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 120,750,000.00		$ 16,675.58
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 16,675.58
Offering Note
[1]	(1) The number of common shares of Deschutes Parent, Inc. to be issued in the reorganization cannot be ascertained at the time this registration statement is filed or becomes effective because additional shares of common stock of Digimarc Corporation may be issued from time to time until the effective time of the reorganization. This registration statement covers 25,000,000 common shares of Deschutes Parent, Inc., which number is estimated to be not less than the number of shares of common stock of Digimarc Corporation expected to be outstanding at the effective time of the reorganization. (2) Estimated solely for the purpose of calculating the registration fee pursuant Rule 457(c) and Rule 457(f)(1) and under the Securities Act of 1933, as amended, based on the market value of Digimarc Corporation common stock ($4.83 per share which is the average of the high and low prices per share of common stock of Digimarc Corporation reported on The Nasdaq Stock Market LLC as of March 5, 2026).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A